Exhibit 10.1

OPTION CANCELLATION AGREEMENT

THIS OPTION CANCELLATION AGREEMENT  is made and entered into as of the 28th day of April, 2009, by and between Tree.com, Inc., a Delaware corporation (the “Company”), and Douglas R. Lebda, the Company’s Chairman and Chief Executive Officer (“Executive”, and, together with the Company, the “Parties”).

Statement of Purpose

Pursuant to Amendment No. 1 to the Employment Agreement between Executive and IAC/InterActiveCorp dated August 15, 2008 (the “Employment Agreement”), Executive was granted an option to purchase 589,850 shares of the Company’s common stock at an exercise price of $25.43 per share (the “Award”).  The Parties have agreed that Executive will surrender the Award for cancellation on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing statement of purpose and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive on behalf of himself and his heirs, successors and assigns surrenders the Award for cancellation in its entirety effective as of the date hereof.

IN WITNESS WHEREOF, the Parties have executed this Option Cancellation Agreement on the date first written above.

TREE.COM, INC.

By:	/s/ Matthew Packey
Name: Matthew Packey
Title: Senior Vice President and Chief Financial Officer

/s/ Douglas R. Lebda
Douglas R. Lebda